UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

__________________________

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Seating of Directors

On February 23, 2015, the individuals identified below (the “New Directors”) were seated as directors on the Board of Directors of the National Rural Utilities Cooperative Finance Corporation (the “Company”). In accordance with the Company’s By-Laws, each New Director will serve as a director until a successor is elected and qualified.

Phillip A. Carson is a director at Tri-County Electric Cooperative in Mt. Vernon, Illinois and the board vice president of the National Rural Electric Cooperative Association.

Doyle Jay Hanson is board president of Fall River Rural Electric Cooperative in Ashton, Idaho.

Jimmy A. LaFoy is a director and the secretary-treasurer for Baldwin County Electric Member Corporation in Gulf Shores, Alabama.

Bradley J. Schardin is general manager of Southeastern Electric Cooperative in Marion, South Dakota.

Mark D. Snowden is CEO of Cimarron Electric Cooperative in Kingfisher, Oklahoma.

Dean R. Tesch is board chairman of Taylor Electric Cooperative in Stetsonville, Wisconsin and a director of Dairyland Power Cooperative, headquartered in La Crosse, Wisconsin.

Todd P. Ware is president and CEO of Licking Rural Electrification-The Energy Cooperative in Newark, Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  June 29, 2015